                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                               INVESCO BOND FUND

An Annual Meeting ("Meeting") of Shareholders of Invesco Bond Fund (the "Fund") was held on August 29, 2014. The Meeting was held for the following purposes:

(1). Elect four Class I Trustees by the holders of Common Shares of the Fund, each of whom will serve until the later of the Fund's annual meeting of shareholders in 2016 or until a successor shall have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                      Votes     Votes    Votes
Matter                                                 For     Against  Abstain
------                                              --------- --------- -------
(1). Albert R. Dowden.............................. 8,746,304 1,390,744 122,062
     Dr. Prema Mathai-Davis........................ 8,721,867 1,402,076 135,167
     Hugo F. Sonnenschein.......................... 8,727,529 1,404,823 126,758
     Raymond Stickel, Jr........................... 8,746,414 1,393,407 119,289

(2). Elect five Class II Trustees by the holders of Common Shares of the Fund, each of whom will serve until the later of the Fund's annual meeting of shareholders in 2017 or until a successor shall have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                      Votes     Votes    Votes
Matter                                                 For     Against  Abstain
------                                              --------- --------- -------
(2). David C. Arch................................. 8,863,474 1,276,872 118,764
     Frank S. Bayley............................... 8,734,789 1,404,404 119,917
     Dr. Larry Soll................................ 8,733,495 1,397,848 127,767
     Philip A. Taylor.............................. 8,735,188 1,400,025 123,897
     Suzanne H. Woolsey............................ 8,814,554 1,326,616 117,940

(3). Elect five Class III Trustees by the holders of Common Shares of the Fund, each of whom will serve until the later of the Fund's annual meeting of shareholders in 2015 or until a successor shall have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                      Votes     Votes    Votes
Matter                                                 For     Against  Abstain
------                                              --------- --------- -------
(3). James T. Bunch................................ 8,750,982 1,386,857 121,271
     Bruce L. Crockett............................. 8,754,829 1,379,273 125,008
     Rodney F. Dammeyer............................ 8,832,116 1,297,517 129,477
     Jack M. Fields................................ 8,761,283 1,386,041 111,786
     Martin L. Flanagan............................ 8,754,873 1,385,109 119,128